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                                                                    Exhibit 99.5

                                                                     AGREED FORM

                           THIRD AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                              CARNIVAL CORPORATION

     We the undersigned, Micky Arison, Chairman of the Board of Directors and Chief Executive Officer, and Arnaldo Perez, Senior Vice President, General Counsel and Secretary, of Carnival Corporation, a corporation organized and existing in accordance with the laws of the Republic of Panama (the "Corporation"), do hereby certify that the Articles of Incorporation of said corporation are hereby amended and restated as follows:

                                   ARTICLE I
                                 Corporate Name

     The name of the Corporation is: "Carnival Corporation."

                                   ARTICLE II
                                    Duration

     The duration of the Corporation shall be perpetual, but it may previously be dissolved pursuant to Panamanian law.

                                  ARTICLE III
                              Corporation Purposes

     The purposes of the Corporation are:

     (a) To make, purchase, barter, charter, acquire dominion upon or use of, operate as owner, charteror or operator, to manage, equip and fit out all kinds of ships and vessels of all types and kinds of propelling systems.

     (b) To make all kinds of buildings and structures related to any kind of legitimate maritime commercial business, merchandise warehousing, shipping and transportation.

     (c) To act as shipbroker, customs and maritime insurance broker, and to administer the properties and assets and investments that maritime trade and shipowners' business and ship exploitation may require.

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     (d) To act as principal and agent in all negotiations related to maritime trade to such extent as the purposes of this Corporation may permit it.

     (e) To solicit from the Government of the Republic of Panama or any other government where it may be necessary and through such proceedings as may be required by law, navigation licenses for ships and permits to enroll crewmen for, and port clearance of, the ships in care of the Corporation.

     (f) To perform transactions through negotiable instruments and real estate related to maritime trade and shipowners' business and exploitation of ships.

     (g) To deal in patents and improvements on patented methods related to the business of maritime trade.

     (h) To purchase and sell and deal in general with the shares of its own capital stock pursuant to instructions from the Board of Directors. To acquire, purchase, guarantee, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of, deal in shares of the capital stock of, or bonds, securities or other certificates of indebtedness created by other corporations.

     (i) The Corporation shall have the power without any requirement to obtain prior shareholder approval to give guarantees of the indebtedness or obligations of related or unrelated persons deemed by the Board of Directors to be in furtherance of its corporate purpose and to secure any such guarantee or any other obligations by the creation of any security interest in all or any part of its property or any interest therein (and for these purposes, the corporate purposes of the Corporation shall include any and all lawful acts and activities for which corporations may be organized under the Corporation Law), and it shall not be necessary to seek or obtain the authorization of the shareholders of the Corporation for the giving of any guarantee, indemnity or security in furtherance of any of its corporate purposes.

     (j) To purchase, sell, lease, mortgage, set up easements and encumbrances upon real estate and in general upon all kinds of properties related to the business of the Corporation.

     (k) To sell, mortgage, encumber or otherwise charge its assets and to perform any and all kinds of legitimate commercial transactions and any other that may be permitted in the future pursuant to Panamanian laws.

     (l) To borrow money from any persons, firms, banks or corporations as may be necessary for its business and to guarantee such loans as the law may permit and to loan money secured or unsecured to any persons, firms or corporations as the law may permit and in general to engage in any legitimate commercial undertaking in any country.

     (m) To engage in the general business of travel and tour services, both domestic and foreign; to dispense travel and tour information and to act as agent for all transportation companies, including without limitation airline companies, passenger

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cruise line companies, steamship companies, railroad companies, bus companies, car rental companies and any other mode of travel or transportation or touring companies, both local and foreign; to engage in the preparation of travel and tour itineraries, including without limitation hotel and motel accommodations and sightseeing; and, in general, to engage in the business of all forms and types of travel services.

     (n) To dispense travel and tour counseling services, sell railroad, airline, passenger cruise line, steamship and bus transportation; to sell accommodations for hotels, resorts, sightseeing and feature attractions throughout the United States, Canada, Mexico, Europe and every country throughout the world; to create, plan, sell and carry through escorted vacation tours; to own, operate, lease or otherwise acquire such real and personal property suitable, useful or necessary in connection with any of the objects aforementioned; to enter into, make, perform and carry out contracts of every kind in connection with the sale and distribution of the aforementioned items or services; to acquire, use, own, lease and dispose of trademarks, copyrights and licenses.

     (o) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks, service marks and trade names relating or useful in connection with any business of the Corporation.

     (p) To carry on the business of hotel, resort, casino, restaurant, refreshment room and lodging-housekeepers, caterers for public amusements generally, hairdressers, barbers, perfumers, proprietors, laundries, reading, writing and newspaper room, libraries, places of amusements, recreation and entertainment of all kinds, sport, theatrical and musical box office proprietors, entrepreneurs and general agents, and any other business which can be conveniently carried on in connection therewith.

     (q) To take all such actions as the Board of Directors shall determine are necessary or desirable to carry out the transactions contemplated by the Equalization Agreement, the SVE Special Voting Deed and the Carnival Deed of Guarantee.

     (r) To engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Corporation Law.

     The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not limit or restrict in any manner the powers of the Corporation, and are in furtherance of, and in addition to, and not in limitation of the general powers conferred by the laws of the Republic of Panama.

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                                   ARTICLE IV
                                Registered Agent

     The Registered Agent of the Corporation in Panama City, until the Board of Directors may provide otherwise, shall be the law firm of Tapia, Linares y Alfaro, Plaza 2000, Calle 50, Apartado 7412, Panama 5, Republic of Panama.

                                   ARTICLE V
                                 Capitalization

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is [2,000,000,000] registered shares comprised of [1,959,999,998] shares of nominative common stock, par value US$.01 per share ("Common Stock"), 40,000,000 shares of preferred stock, par value US$.01 per share ("Preferred Stock"), one (1) share of special voting stock, par value US$.01 per share (such share of special voting stock, the "Carnival Special Voting Share"), and one (1) share of special stock, par value US$.01 per share (such share of special stock, the "Equalization Share"). Subject to the provisions of these Articles of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

     The preferences, limitations and relative rights of the Common Stock, the Preferred Stock and the Carnival Special Voting Share are as follows:

     (a) Common Stock.

          (1) All shares of the Common Stock shall have the same rights, powers, preferences and privileges and shall rank equally, share ratably and be identical in all respects as to all matters, including rights upon liquidation and distribution of the assets of the Corporation and in respect of rights to dividends and other distributions, when and as declared. The holders of shares of Common Stock shall be entitled in accordance with the Equalization Agreement, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors, except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

          (2) Subject to the provisions of any applicable law, these Articles of Incorporation or of the By-laws, with respect to the closing of the transfer

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books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation.

     (b) Preferred Stock. The Board of Directors may authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and fix the designations, powers, preferences and relative, participating, optional or other rights (including, without limitation, rights respecting conversion, exchange or redemption) and the qualifications, limitations or other restrictions thereof (including restrictions respecting conversion, exchange or redemption) with respect to each such class or series of Preferred Stock, and the number of shares constituting each such class or series. Unless otherwise provided in any such resolution or resolutions, the number of shares of Preferred Stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by a resolution or resolutions likewise adopted by the Board of Directors, and the Board of Directors may otherwise increase or decrease the number of shares of any such class or series to the extent permitted by the Corporation Law. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board pursuant to the authority vested in it by this Article V, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the next preceding sentence shall have the meaning given to it under Panamanian law. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

     (c) Carnival Special Voting Share.

          (1) The Carnival Special Voting Share shall confer on the holder of such share the relevant rights and obligations set out in these Articles of Incorporation and the By-Laws. The Carnival Special Voting Share shall cease to confer

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any right to attend or vote at any meeting of the shareholders of the
Corporation if either the Equalization Agreement is terminated or if a resolution to terminate the SVE Special Voting Deed is approved as a Class Rights Action.

          (2) The Carnival Special Voting Share shall have the following voting rights:

          (A) In relation to a resolution of the Corporation to approve a Joint Electorate Action at any meeting of the shareholders of the Corporation, the Carnival Special Voting Share shall carry:

               (i) such number of votes in favor of the resolution as were cast in favor of the Equivalent Resolution at the Parallel Shareholder Meeting of P&O Princess by holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess;

               (ii) such number of votes against the resolution as were cast against the Equivalent Resolution at the Parallel Shareholder Meeting of P&O Princess by holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess; and

               (iii) such number of abstentions as were recorded as abstentions from the Equivalent Resolution at the Parallel Shareholder Meeting of P&O Princess by holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess;

     in each case multiplied by the Carnival Equivalent Number in effect at the time such meeting of the shareholders of the Corporation is held and in each case rounded up to the nearest whole number, such votes to be cast by the holder of the Carnival Special Voting Share in accordance with the above provisions.

          (B) In relation to a resolution of the Corporation to approve a Class Rights Action at any meeting of the shareholders of the Corporation:

               (i) if the Equivalent Resolution is approved by the requisite majority (as determined in accordance with the P&O Princess Articles and Applicable Regulations) of the holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess at the Parallel Shareholder Meeting of P&O Princess, then the Carnival Special Voting Share shall carry no votes; and

               (ii) if the Equivalent Resolution is not approved by the requisite majority (as determined in accordance with the P&O Princess Articles and Applicable Regulations) of the holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess at the Parallel Shareholder Meeting of P&O Princess, and (x) if the resolution needs to be passed by a Majority Resolution, then the Carnival Special Voting Share shall be entitled to cast such number of votes, representing the

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          largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat a Majority Resolution if the total votes capable of being cast by the outstanding Carnival Common Stock and Other Voting Shares entitled to vote pursuant to Applicable Regulations and/or the Carnival Articles and By-Laws (including the Carnival Special Voting Share) were cast in favour of the resolution at the meeting of the Corporation's shareholders, and all such votes shall be cast against approval of such resolution; or
          (y) if the resolution needs to be passed by a Supermajority Resolution, then the Carnival Special Voting Share shall be entitled to cast such number of votes, representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat a Supermajority Resolution if the total votes capable of being cast by the outstanding Carnival Common Stock and Other Voting Shares of Carnival that are entitled to vote pursuant to Applicable Regulations and/or the Carnival Articles and By-Laws (including the Carnival Special Voting Share) were cast in favour of the resolution at the meeting, and all such votes shall be cast against approval of such resolution.

          (C) Except as set forth above, the Carnival Special Voting Share shall not be entitled to vote on any matter submitted to the shareholders of the Corporation.

          (3) The rights and obligations attaching to the Carnival Special Voting Share may be amended or modified only by a resolution approved as a Class Rights Action; provided that where the proposed amendment or modification increases the obligations of the holder of the Carnival Special Voting Share, such amendment or modification shall also require the consent of the holder of the Carnival Special Voting Share.

          (4) Notwithstanding anything to the contrary in these Articles of Incorporation, the By-Laws or any other agreement, under no circumstances shall the Carnival Special Voting Share be entitled to any rights upon Liquidation and distribution of assets of the Corporation or rights with respect to dividends or other Distributions by the Corporation to its shareholders.

     (d) The Equalization Share. The Equalization Share shall:

          (1) have no rights to receive notice of, attend or vote at any meeting of the Corporation;

          (2) have rights to dividends as declared and paid by the Board in accordance with Article XVI; and

          (3) in the event of a voluntary or involuntary Liquidation, rank after all other holders of shares with respect to a Liquidation Distribution paid in accordance with Article XVII.

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     (e) Disenfranchised Carnival Common Stock. All shares in the capital of
Carnival carrying liquidation rights and/or voting rights acquired by any member of the P&O Princess Group shall automatically be converted on the first day that such shares are beneficially owned by a member of the P&O Princess Group into disenfranchised shares ("Disenfranchised Carnival Common Stock") which will rank pari passu with all of the shares of the same class except that such shares shall not have any rights:

          (1) to attend or vote at any general meeting or class meeting of the Corporation, unless, as to any such shares, at the relevant date the P&O Princess Group, beneficially owns 90 per cent. or more of the outstanding shares of such class (whether or not for the purpose of such calculation any shares of such class are Disenfranchised Carnival Common Stock); or

          (2) to receive any distributions upon Liquidation.

Following the Transfer of any Disenfranchised Carnival Common Stock from a member of the P&O Princess Group to a person who is not a member of the Combined Group, such Disenfranchised Carnival Common Stock shall automatically be converted on the day that such shares are registered in the register of members of the Corporation into shares of the same class having liquidation rights and/or voting rights.

                                   ARTICLE VI
                              No Preemptive Rights

     No holder of shares shall have any right, preemptive or other, to subscribe for or to purchase from the Corporation any of the shares of the Corporation hereinafter issued or sold.

                                  ARTICLE VII
                            Address of Incorporators

     The name and mailing address of each signatory to the original Articles of Incorporation and the number of shares which each such signatory agreed to take care is as follows:

                                                             No. of Shares of
        Name                Post Office Address         Common Stock Subscribed
---------------------  -------------------------------  ------------------------
  Mariano J. Oteiza    No. 8 Aquilino de la                         1
                       Guardia Street
                       Panama, R. of P.

  Domingo Diaz A.      No. 8 Aquilino de la                         1
                       Guardia Street
                       Panama, R. of P.

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                                  ARTICLE VIII

                               Board of Directors

     (a) The Board of Directors shall consist of no less than three (3), and no more than twenty-five (25) members. Within said minimum and maximum, the number shall be set forth by resolution of the stockholders or by resolution of the Board of Directors. The meetings of the Board of Directors will be held in the Republic of Panama or in any other country, and any director can be represented and vote by proxy or proxies at any and all directors' meetings. The meetings may also be held by means of telephone conference, fax or any other means of electronic communication, in which the participants have been in direct contact. Likewise, the resolutions of the Board of Directors may be adopted by minutes which are circulated for signature by the directors or their proxies in different dates and places. The Board of Directors shall have absolute control and full powers of administration on all the matters of the Corporation, being it understood that the Board of Directors is empowered to contract loans or financing in general, to grant guarantees with respect to its properties, subsidiaries, its obligations and those of third parties, and to mortgage its properties and assets, and to sell less than all or substantially all of the assets of the Corporation without shareholder approval. Directors shall be elected as provided in the By-Laws. All directors shall have equal standing and have equal voting powers.

     (b) Each director of the Corporation shall also consent to serve, and be properly appointed, as a director of P&O Princess in order to qualify to serve as a director of the Corporation. Directors may be of any nationality and need not be residents or citizens of Republic of Panama or shareholders. No corporation may be appointed or elected a director of the Corporation.

     (c) The Board of Directors are authorized to operate and carry into effect the Equalization Agreement, the SVE Special Voting Deed and the Carnival Deed of Guarantee. Subject to Applicable Regulations, nothing done by any director in good faith pursuant to such authority and obligations shall constitute a breach of the fiduciary duties of such director to the Corporation or its shareholders. In particular, the directors shall, in addition to their duties to the Corporation, be entitled to have regard to interests of the holders of the Carnival Common Stock and P&O Princess Ordinary Shares as if the Corporation and P&O Princess were a single entity.

     (d) At all meetings of the Board of Directors the presence, in person or by proxy, of at least one-third of the total number of directors shall constitute a quorum for the transaction of business except as may be otherwise specifically provided by Applicable Regulations, the Articles of Incorporation or By-Laws. The act of a simple majority of the directors present in person or by proxy at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by Applicable Regulations, the Articles of Incorporation or By-Laws.

     (e) Authority of the Board of Directors. The Board of Directors shall have the authority to exercise all rights and powers granted to or vested in the Board of

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Directors or the Corporation under Articles XII, XIII, XIV and XV and to take any action as it deems necessary or advisable to give effect to the provisions of Articles XII, XIII, XIV and XV, including the right and power to interpret the provisions of Articles XII, XIII, XIV and XV and to make all determinations deemed necessary or advisable to give effect to the provisions of Articles XII, XIII, XIV and XV. Without limiting the generality of the foregoing, the Corporation shall expressly have the right to effect or procure a transfer of Carnival Common Stock (including Excess Shares and Combined Group Excess Shares) as described in Articles XII, XIII, XIV and XV. In the case of ambiguity in the application of any of the provisions of Articles XII, XIII, XIV and XV, the Board of Directors shall, in its absolute discretion, have the power to determine the application of such provisions with respect to any situation based on the facts known to them, including, without limitation, any rulings, regulations or waivers under, or amendments to, any Applicable Regulations or that affect provisions of the City Code that are analogous to Articles XIV and
XV. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Corporation and all other parties. No director shall be liable for any act or omission pursuant to these Articles XII, XIII, XIV and XV if such action was taken in good faith. Any one or more directors may act as the attorney(s) of any holder of Carnival Common Stock (including any holder of Excess Shares or Combined Group Excess Shares) with respect to the execution of documents and other actions required to be taken for the sale or transfer of Excess Shares pursuant to Article XIII or Combined Group Excess Shares pursuant to Article XIV.

                                   ARTICLE IX
                                    Officers

     The Board of Directors, as soon as possible after the annual election of directors, may choose a Chairman of the Board, a Vice-Chairman of the Board, a President, a Chief Executive Officer, a Chief Operating Officer, a Secretary, a Treasurer, and one or more Vice Presidents, all of whom shall hold their offices until their successors are chosen and qualify. More than one office may be held by the same person. The Board of Directors may from time to time choose such other officers and agents as are necessary, who shall hold their offices for such terms as are determined by the Board of Directors. Any officer or agent chosen by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office. Until the Board of Directors provides otherwise, the legal representative of the Corporation shall be the President and, in his absence, the Corporation shall be represented by the Chairman of the Board.

                                   ARTICLE X
               Amendments to Articles of Incorporation and By-Laws

     (a) Subject to subsections (b) and (c) of this Article X, any amendment to these Articles of Incorporation shall require approval as a Joint Electorate Action;

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provided that no amendment to these Articles of Incorporation may be effected unless a majority of all votes entitled to be cast with respect thereto (including votes entitled to be cast by the Carnival Special Voting Share) have been voted in favor of such amendment at a meeting of the shareholders of the Corporation.

     (b) Any amendment to the Carnival Entrenched Articles shall require approval as a Class Rights Action; provided that no amendment to these Articles of Incorporation may be effected unless a majority of all votes entitled to be cast with respect thereto (including votes entitled to be cast by the Carnival Special Voting Share) have been voted in favor of such amendment at a meeting of the shareholders of the Corporation.

     (c) Notwithstanding the foregoing, any amendment of these Articles of Incorporation (1) to specify or change the location of the office or registered agent of the Corporation, or (2) to make, revoke or change the designation of a registered agent, or to specify or change the registered agent, may be approved and effected by the Board of Directors without the approval of the shareholders of the Corporation or the shareholders of P&O Princess.

     (d) Any amendment to or repeal of the Carnival Entrenched By-Laws shall require approval as a Class Rights Action.

     (e) Any amendment to or repeal of any By-Law of the Corporation other than any of the Carnival Entrenched By-Laws may be approved and effected by the Board of Directors without the approval of the shareholders of the Corporation or the shareholders of P&O Princess regardless of whether such By-Law has been previously approved by the shareholders of the Corporation.

     (f) Notwithstanding the provisions of this Article X, upon completion of a Mandatory Exchange, the Articles of Incorporation and the By-Laws shall be automatically amended without any further action of the Corporation or the shareholders of the Corporation as set forth in Appendices I and II hereto, respectively.

                                   ARTICLE XI
                                 Indemnification

     (a) A director of the Corporation shall not be liable to the Corporation, P&O Princess or their respective shareholders for monetary damages for breach of fiduciary duty as a director.

     (b) (1) Each person (and the heirs, executors or administrators of such person) who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Corporation or P&O Princess or is or was serving at the request of the Corporation or P&O Princess as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the

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Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Corporation Law, and any other applicable law, as from time to time in effect. The foregoing provisions of this Article XI shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article XI and the relevant provisions of the Corporation Law and other applicable law, if any, are in effect.

          (2) The Corporation may, by action of the Board of Directors, provide indemnification to such of the employees and agents of the Corporation, P&O Princess or any person who is or was serving at the request of the Corporation or P&O Princess as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to such extent and to such effect as the Board of Directors shall determine to be appropriate and permitted by the Corporation Law, and any other applicable law, as from time to time in effect.

     (c) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or P&O Princess, or is or was serving at the request of the Corporation or P&O Princess as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article XI or under the Corporation Law or any other provision of law.

     (d) The rights and authority conferred in this Article XI shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

     (e) Neither the amendment nor repeal of this Article XI nor the adoption or any provision of the Articles of Incorporation or the By-Laws of the Corporation, nor, to the fullest extent permitted by the Corporation Law and any other applicable law, any modification or repeal of law, shall affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified under subsection (b)(2) hereof, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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     (g) A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation or P&O Princess and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's or P&O Princess' officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. In discharging their duties, directors and officers, when acting in good faith, may rely upon financial statements of the Corporation or P&O Princess represented to them to be correct by the chief financial officer or the controller or other officer of the Corporation or P&O Princess having charge of its books or accounts, or stated in a written report by an independent public or certified public account or firm of such accountants fairly to reflect the financial condition of the Corporation or P&O Princess.

                                   ARTICLE XII
                            Restrictions on Transfer

     (a) Restriction of Transfers and Other Events. Except as provided in section (g) hereof, from the Section 883 Amendment Date until the Restriction Termination Date: (1) no Person (other than an Existing Holder) shall Beneficially Own Shares in excess of the Ownership Limit; (2) any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such Shares in excess of the Ownership Limit; and (3) any Transfer of Shares that, if effective, would result in the Corporation being "closely held" within the meaning of Section 883 of the Code and the regulations promulgated thereunder shall be void ab initio as to the Transfer of that number of Shares which would cause the Corporation to be "closely held" within the meaning of Section 883 of the Code and the regulations promulgated thereunder and the intended transferee shall acquire no rights in such Shares.

     (b) Excess Shares.

          (1) If, notwithstanding the other provisions contained in these Articles of Incorporation, at any time from the Section 883 Amendment Date until the Restriction Termination Date, there is a purported Transfer or other event such that any Person (other than an Existing Holder) would Beneficially Own Shares in excess of the Ownership Limit, then, except as otherwise provided in section (g) hereof, such Shares which would be in excess of the Ownership Limit (rounded up to the nearest whole share), shall automatically be designated as Excess Shares (without reclassification), as further described in subsection
(b)(2) hereof. The designation of such Shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the Transfer or other event. If, after designation of such Shares owned directly by a Person as Excess Shares, such Person still owns Shares in excess of the applicable Ownership Limit, Shares Beneficially Owned by such Person constructively in excess of the Ownership Limit shall be designated as Excess Shares until such Person does not own Shares in excess of the applicable Ownership Limit. Where such Person owns Shares constructively through one or more Persons and the Shares held by such other Persons must be designated as Excess Shares, the designation of Shares held by such other Persons as Excess Shares shall be pro rata.

          (2) If, notwithstanding the other provisions contained in these Articles of Incorporation, at any time from the Section 883 Amendment Date until the Restriction Termination Date, there is a purported Transfer which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 883 of the Code and regulations promulgated thereunder, then, except as otherwise provided in section (g) hereof, the Shares being Transferred and which would cause, when taken together with all other Shares, the Corporation to be "closely held" within the meaning of Section 883 of the Code and the regulations promulgated thereunder (rounded up to the nearest whole share) shall automatically be designated as Excess Shares (without reclassification). The designation of such Shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the Transfer. If, after designation of such Shares owned directly by a Person as Excess Shares, such Person still owns Shares in excess of the applicable Ownership Limit, Shares Beneficially Owned by such Person constructively in excess of the Ownership Limit shall be designated as Excess Shares until such Person does not own Shares in excess of the applicable Ownership Limit. Where such Person owns Shares constructively through one or more Persons and the Shares held by such other Persons must be designated as Excess Shares, the designation of Shares held by such other Persons as Excess Shares shall be pro rata.

     (c) Remedies for Breach. If the Board of Directors or their designees shall at any time determine in good faith that a purported Transfer or other event has taken place in violation of section (a) hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any Shares in violation of section (a) hereof, the Board of Directors or their designees may take such action as they deem advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event or transaction; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership) in violation of section (a) hereof shall be void ab initio and automatically result in the designation and treatment described in section (b) hereof, irrespective of any action (or non-action) by the Board of Directors or their designees.

     (d) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Shares in violation of section (a) hereof, or any Person who is a purported transferee such that Excess Shares result under section (b) hereof, shall immediately give written notice to the Corporation of such Transfer, attempted Transfer or other event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as qualifying for exemption from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code.

     (e) Exclusion. The restrictions set forth in section (a) shall not apply to any Shares with respect to which such restrictions are prohibited pursuant to applicable provisions of the corporation laws of the Republic of Panama.

     (f) Remedies Not Limited. Subject to section (j) hereof, nothing contained in these Articles of Incorporation shall limit the authority of the Board of Directors to take such other action as they deem necessary or advisable to protect the interests of the Corporation's shareholders by preservation of the Corporation's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code and to ensure compliance with the Ownership Limit.

     (g) Exception. The Board of Directors upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel, satisfactory to them in their sole and absolute discretion, in each case to the effect that the Corporation's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code will not be jeopardized or worsened, may exempt a Person (or may generally exempt any class of Persons) or any class of Shares from the Ownership Limit if the Board of Directors, in its sole discretion, ascertains that such Person's (or Persons') Beneficial Ownership of Shares or the Beneficial Ownership of such class of Shares will not jeopardize or worsen the Corporation's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code. The Board of Directors may require representations and undertakings from such Person or Persons as are necessary to make such determination.

     (h) Legend. After the Section 883 Amendment Date, and prior to the Restriction Termination Date, each certificate for the Shares shall bear the following legend:

     The Shares represented by this certificate are subject to restrictions on transfer. Unless excepted by the Board of Directors or exempted by the terms of the Articles of Incorporation of Carnival Corporation, no Person may (1) Beneficially Own Shares in excess of 4.9% of the outstanding Shares, by value, vote or number, determined as provided in the Articles of Incorporation of Carnival Corporation, and computed with regard to all outstanding Shares and, to the extent provided by the Code, all Shares issuable under existing options and exchange rights that have not been exercised; or (2) Beneficially Own Shares which would result in the Corporation being "closely held." Unless so excepted, any acquisition of Shares and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own Shares in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the Shares represented hereby will be designated and treated as Excess Shares that will be held in trust. Excess Shares may not be transferred at a profit and may be purchased by the Corporation. In addition, certain Beneficial Owners must give written notice as to certain information on demand and on exceeding certain ownership levels. All terms not defined in this legend have the meanings provided in the Articles of Incorporation of Carnival Corporation. The Corporation will mail without charge to any requesting shareholder a copy of the Articles of Incorporation, including the express terms of each class and series of the authorized Shares of the Corporation, within five (5) days after receipt by the Secretary of the Corporation of a written request therefor.

     (i) Severabilty. If any provision of Article XII or XIII or any application of any such provision is determined to be invalid by any Panamanian court or United States federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     (j) New York Stock Exchange Transactions. Nothing in these Articles of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of these Articles of Incorporation and any transferee in such a transaction shall be subject to all the provisions and limitations set forth in these Articles of Incorporation.

     (k) Owners Required to Provide Information. After the Amendment Date and prior to the Restriction Termination Date: (1) Every Beneficial Owner of three percent (3%) or more, by vote, value or number, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Shares shall promptly after becoming such a three percent (3%) Beneficial Owner, give written notice to the Corporation stating the name and address of such Beneficial Owner, the general ownership structure of such Beneficial Owner, the number of shares of each class of Shares Beneficially Owned, and a description of how such Shares are held. (2) Each Person who is a Beneficial Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner shall provide on demand to the Corporation such information as the Corporation may request from time to time in order to determine the Corporation's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code and to ensure compliance with the Ownership Limit.

                                  ARTICLE XIII
                                  Excess Shares

     (a) Ownership in Trust. Upon any purported Transfer or other event that results in Excess Shares pursuant to section (b) of Article XII hereof, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of the Excess Share Trust, for the benefit of the Charitable Beneficiary effective as of the close of business on the business day prior to the date of the Transfer or other event.

Excess Shares so held in trust shall be issued and outstanding shares of the Corporation. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares. The Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess Shares except as provided in section (c) or (e) of Article XIII. The Excess Share Trustee may resign at any time so long as the Corporation shall have appointed a successor trustee. The Excess Share Trustee shall, from time to time, designate one or more charitable organization or organizations as the Charitable Beneficiary.

     (b) Dividend Rights. Excess Shares shall be entitled to the same dividends determined as if the designation of Excess Shares had not occurred. Any dividend or distribution paid prior to the discovery by the Corporation that the Shares have been designated as Excess Shares shall be repaid to the Excess Share Trust upon demand. Any dividend or distribution declared but unpaid shall be paid to the Excess Share Trust. All dividends received or other income earned by the Excess Share Trust shall be paid over to the Charitable Beneficiary.

     (c) Rights Upon Liquidation. Upon liquidation, dissolution or winding up of the Corporation, the Purported Beneficial Transferee or Purported Beneficial Holder shall receive, for each Excess Share, the lesser of (1) the amount per share of any distribution made upon liquidation, dissolution or winding up or
(2) (x) in the case of Excess Shares resulting from a purported Transfer, the price per share of the Shares in the transaction that created such Excess Shares (or, in the case of the devise, gift or other similar event, the Market Price of such Shares on the date of such devise, gift or other similar event) or (y) in the case of Excess Shares resulting from an event other than a purported Transfer, the Market Price of the Shares on the date of such event. Any amounts received in excess of such amount shall be paid to the Charitable Beneficiary.

     (d) Voting Rights. The Excess Share Trustee shall be entitled to vote the Excess Shares on behalf of the Charitable Beneficiary on any matter. Subject to Panamanian law, any vote cast by a Purported Record Transferee with respect to the Excess Shares prior to the discovery by the Corporation that the Excess Shares were held in trust will be rescinded ab initio; provided, however, that if the Corporation has already taken irreversible action with respect to a merger, reorganization, sale of all or substantially all the assets, dissolution of the Corporation or other action by the Corporation, then the vote cast by the Purported Record Transferee shall not be rescinded. The purported owner of the Excess Shares will be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

     Notwithstanding the provisions of these Articles of Incorporation, until the Corporation has received notification that Excess Shares have been transferred into an Excess Share Trust, the Corporation shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

     (e) Restrictions on Transfer; Designation of Excess Share Trust Beneficiary. Excess Shares shall be transferable only as provided in this section (e) of Article XIII. At the direction of the Board of Directors, the Excess Share Trustee shall transfer the Excess Shares held in the Excess Share Trust to a Person or Persons (including, without limitation, the Corporation under section (f) below) whose ownership of such Shares shall not violate the Ownership Limit or otherwise cause the Corporation to become "closely held" within the meaning of Section 883 of the Code within 180 days after the later of
(i) the date of the Transfer or other event which resulted in Excess Shares and
(ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to section (d) hereof. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate, the designation of such Shares as Excess Shares shall thereupon cease and a payment shall be made to the Purported Beneficial Transferee, Purported Beneficial Holder and/or the Charitable Trustee as described below. If the Excess Shares resulted from a purported Transfer, the Purported Beneficial Transferee shall receive a payment from the Excess Share Trustee that reflects a price per share for such Excess Shares equal to the lesser of (A) the price per share received by the Excess Share Trustee and (B) (x) the price per share such Purported Beneficial Transferee paid for the Shares in the purported Transfer that resulted in the Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such Excess Shares (through a gift, devise or other similar event) a price per share equal to the Market Price of the Shares on the date of the purported Transfer that resulted in the Excess Shares. If the Excess Shares resulted from an event other than a purported Transfer, the Purported Beneficial Holder shall receive a payment from the Excess Share Trustee that reflects a price per share of Excess Shares equal to the lesser of
(A) the price per share received by the Excess Share Trustee and (B) the Market Price of the Shares on the date of the event that resulted in Excess Shares. Prior to any transfer of any interest in the Excess Share Trust, the Corporation must have waived in writing its purchase rights, if any, under section (f) below. Any funds received by the Excess Share Trustee in excess of the funds payable to the Purported Beneficial Holder or the Purported Beneficial Transferee shall be paid to the Charitable Beneficiary. The Corporation shall pay the costs and expenses of the Excess Share Trustee.

     Notwithstanding the foregoing, if the provisions of this section (e) are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of any shares of Excess Shares may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Corporation in acquiring or holding such Excess Shares and to hold such Excess Shares on behalf of the Corporation.

     (f) Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale by the Excess Share Trustee to the Corporation, or its designee, at a price per Excess Share equal to (i) in the case of Excess Shares resulting from a purported Transfer, the lesser of (A) the price per share of the Shares in the transaction that created such Excess Shares (or, in the case of devise, gift or other similar event, the Market Price of the Shares on the date of such devise, gift or other similar event), or (B) the lowest Market Price of the class of Shares which resulted in the Excess

Shares at any time after the date such Shares were designated as Excess Shares and prior to the date the Corporation, or its designee, accepts such offer or
(ii) in the case of Excess Shares resulting from an event other than a purported Transfer, the lesser of (A) the Market Price of the Shares on the date of such event or (B) the lowest Market Price for Shares which resulted in the Excess Shares at any time from the date of the event resulting in such Excess Shares and prior to the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety
(90) days after the later of (i) the date of the Transfer or other event which resulted in such Excess Shares and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to section (d) hereof.

     (g) Underwritten Offerings. The Ownership Limit shall not apply to the acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering or placement agent in a private offering, provided that the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares.

                                  ARTICLE XIV
                      Combined Group Ownership Restrictions

     (a) Triggering Acquisition. From the Amendment Date: Subject to section (b) below, if any person (an "Acquiring Person") acquires additional Ordinary Shares or voting control over additional Ordinary Shares and, after giving effect to such acquisition (or, if the Corporation is subject to the City Code, acquires Ordinary Shares or voting control over Ordinary Shares) such Acquiring Person, whether solely or together with any person or persons Acting in Concert with such Acquiring Person, holds or exercises voting control over Ordinary Shares which equal or are in excess of the Combined Group City Code Limit (such acquisition of Ordinary Shares or voting control over Ordinary Shares, a "Triggering Acquisition"), then all (x) Ordinary Shares held by the Acquiring Person or over which the Acquiring Person exercises voting control, and (y) Ordinary Shares held by any party or parties Acting in Concert with such Acquiring Person or over which any party or parties Acting in Concert with such Acquiring Person exercise(s) voting control (the "Acquiring Person Attributable Shares") shall automatically be designated as "Combined Group Restricted Shares" for the purposes of Articles XIV and XV. A Triggering Acquisition can occur more than once, and the provisions set forth in Articles XIV and XV shall apply to every separate Triggering Acquisition or series of Triggering Acquisitions.

     (b) Qualifying Takeover Offer. Notwithstanding the provisions of section
(a) above, if:

          (1) prior to or simultaneously with a Triggering Acquisition, such Acquiring Person has made a Qualifying Takeover Offer (and, in the event that the Qualifying Takeover Offer was made prior to the Triggering Acquisition, such

Qualifying Takeover Offer has not been withdrawn, abandoned or terminated prior to or simultaneously with the Triggering Acquisition), or

          (2) the circumstances described in clause (1) have not occurred, and such Acquiring Person (x) within 10 days after the date on which the applicable Triggering Acquisition occurs, makes a binding public announcement to commence a Qualifying Takeover Offer, and (y) within 28 days after making the public announcement referred to in the preceding clause (x), commences a Qualifying Takeover Offer, then the Acquiring Person Attributable Shares shall not be designated Combined Group Restricted Shares for the purposes of Articles XIV and XV hereof until the earliest to occur (if at all) of (i) a withdrawal, abandonment or termination of such Qualifying Takeover Offer other than in accordance with its terms, or (ii) any amendment, modification or supplement to the terms of either offer comprising the Qualifying Takeover Offer such that, as amended, modified or supplemented, the offers would not constitute a Qualifying Takeover Offer; provided, that immediately upon the earliest to occur of the events described in clause (i) or (ii), such Acquiring Person Attributable Shares shall be automatically designated as Combined Group Restricted Shares.

     (c) Determination of Combined Group Excess Shares. In the event that any Ordinary Shares are designated Combined Group Restricted Shares pursuant to section (a) or (b):

          (1) If the Combined Group Restricted Shares (A) consist entirely of Carnival Common Stock, and (B) are held by or subject to the voting control of a single person, then all Carnival Common Stock held by such person or over which such person exercises voting control which cause the Combined Group City Code Limit to be equaled or exceeded, shall automatically be designated as Combined Group Excess Shares for the purposes of Article XV.

          (2) If the Combined Group Restricted Shares (A) consist of both Carnival Common Stock and P&O Princess Ordinary Shares, and (B) are held by or subject to the voting control of a single person, then:

               (A) if, after giving effect to the Equalization Ratio, (x) the number of votes represented by such Carnival Common Stock that could be cast with respect to a Joint Electorate Action exceeds (y) the number of votes represented by such P&O Princess Ordinary Shares that could be cast with respect to a Joint Electorate Action, then all Carnival Common Stock held by such person or over which such person exercises voting control which cause the Combined Group City Code Limit to be equaled or exceeded shall automatically be designated as Combined Group Excess Shares for the purposes of Article XV; and

               (B) if, after giving effect to the Equalization Ratio, (x) the number of votes represented by such Carnival Common Stock that could be cast with respect to a Joint Electorate Action is less than or equal to (y) the number of votes represented by such P&O Princess Ordinary Shares that could be cast with respect to a Joint Electorate Action, such Carnival Common Stock shall be automatically be designated as Combined Group Excess Shares for the purposes of Article XV only to the extent that such Carnival Common Stock would give such person ownership or voting control equal to or in excess of the Combined Group City Code Limit, as if determined without regard to any P&O Princess Ordinary Shares held or subject to the voting control of such person.

          (3) If the Combined Group Restricted Shares are held by or subject to the voting control of two or more persons Acting in Concert, where:

               (A) all or a part of such Combined Group Restricted Shares would all have been designated as Combined Group Excess Shares pursuant to subsection (c)(1) hereof had they been held by or subject to the voting control of a single person; or

               (B) all or a part of such Combined Group Restricted Shares would have been designated as Combined Group Excess Shares pursuant to subsection
     (c)(2) hereof had they been held by or subject to the voting control of a single person,

then such automatic designation as Combined Group Excess Shares for the purposes of Article XV shall be made with respect to the same number of Carnival Common Stock held by or subject to the voting control of such persons Acting in Concert as if they had been held by or subject to the voting control of a single person, such designation to be made on a pro rata basis based on the number of Carnival Common Stock each such person holds or over which each such person exercises voting control.

     (d) Notice.

          (1) Any person whose acquisition of Ordinary Shares or voting control over Ordinary Shares would or does result in any Ordinary Shares being constituted as Combined Group Restricted Shares pursuant to section (a) or (b) hereof shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine (i) whether any acquisition of Ordinary Shares or voting control over Ordinary Shares has resulted or could result in any Ordinary Shares being designated as Combined Group Restricted Shares under this
Article XIV, and/or (ii) to what extent any Combined Group Restricted Shares should be designated as Combined Group Excess Shares pursuant to section (c) hereof.

          (2) The Corporation will, as soon as practicable after the Board of Directors has knowledge thereof, notify in writing any Person who holds any Combined Group Restricted Shares; provided that failure by the Corporation to give any such notification shall in no way invalidate any of the provisions of
Article XIV and XV. Upon receipt of such notice from the Corporation, such Person shall immediately provide to the Corporation such information described in subsection (d)(1) hereof as the Corporation shall request.

     (e) Exclusion. The restrictions set forth in Article XIV shall not apply to:

     (1) any Carnival Common Stock to the extent that such restrictions are prohibited pursuant to Applicable Regulations.

     (2) any acquisition of Ordinary Shares or voting control over Ordinary Shares by any member of the Arison Group if, as a result, the aggregate of the voting rights of the P&O Princess Ordinary Shares and of the Carnival Common Stock held by the Arison Group and of the P&O Princess Ordinary Shares and of the Carnival Common Stock over which the Arison Group, after giving effect to the Equalization Ratio, exercises voting control does not thereby (i) increase by one per cent. or more in any period of twelve consecutive months and (ii) after giving effect to the Equalization Ratio, equal or exceed forty per cent. of the aggregate voting rights attached to the whole of the issued P&O Princess Ordinary Shares and the outstanding Carnival Common Stock. For the avoidance of doubt, (x) a shareholder shall not be deemed to have acquired Ordinary Shares or voting control over Ordinary Shares if solely as a result of a share buyback, cancellation or reduction of share capital, disenfranchisement of voting rights or any other procedure which has the effect of reducing the share capital or the voting share capital of the Corporation or of P&O Princess the percentage holding of such person is increased; and (y) the transfer of Ordinary Shares or voting control over Ordinary Shares among members of the Arison Group shall not be deemed to be a Triggering Acquisition.

     (3) any acquisition pursuant to a Mandatory Exchange.

     (4) any acquisition by the Corporation or any of its Subsidiaries from time to time of any Ordinary Shares.

     (5) any acquisition by any member of the P&O Princess Group of any Ordinary Shares.

     (f) Legend. After the Amendment Date, each certificate for Carnival Common Stock shall bear the following legend:

     The shares represented by this certificate are subject to certain restrictions on ownership of shares of Carnival Corporation and P&O Princess Cruises plc. Under the terms of the Articles of Incorporation of the Corporation, if any person acquires Carnival Common Stock and/or P&O Princess Ordinary Shares or voting control over such shares, and after giving effect to such acquisition, such person, together with any person or persons Acting in Concert with such acquiring person, holds or exercises voting control over Carnival Common Stock and/or P&O Princess Ordinary Shares which is equal to or in excess of such number of shares which, in aggregate, represent the right to cast 30% or more of the votes on a Joint Electorate Action, such shares which cause that ownership limit to be equaled or exceeded may be designated as Combined Group Excess Shares. In addition, any additional acquisition of Carnival Common Stock and/or P&O Princess Ordinary Shares by a person that, together with any person or persons Acting in Concert, holds or has voting control over Carnival Common Stock and/or P&O Princess Ordinary Shares representing the right to cast not less than 30% and not more than 50% of the votes on a Joint Electorate Action, may result in certain shares being designated as Combined Group Excess Shares. Any Carnival Common Stock that are designated as Combined Group Excess Shares will be transferred to a trustee, and the prior holder thereof will have no right to vote such shares or receive dividends or other distributions with respect thereto. A person may exceed the ownership limits described above if such person makes a Qualifying Takeover Offer with respect to all Carnival Common Stock and P&O Princess Ordinary Shares. Holders may be required to provide written notice and other information to the Corporation if such ownership levels are equaled or exceeded. The foregoing is only a summary of the applicable restrictions and is qualified in its entirety by reference to the Articles of Incorporation of the Corporation. The Corporation will mail without charge to any requesting shareholder of the Corporation a copy of the Articles of Incorporation, within five (5) days after receipt by the Secretary of the Corporation of a written request therefor. All terms not defined in this legend have the meanings provided in the Articles of Incorporation of Carnival Corporation.

     (g) Severability. If any provision of Articles XIV or XV or any application of any such provision is determined to be invalid by any Panamanian court or United States federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     (h) New York Stock Exchange Transactions. Nothing in these Articles of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of these Articles of Incorporation and any transferee in such a transaction shall be subject to all the provisions and limitations set forth in these Articles of Incorporation.

                                   ARTICLE XV
                          Combined Group Excess Shares

     (a) Ownership in Trust. Upon the designation of any Carnival Common Stock as Combined Group Excess Shares pursuant to section (c) of Article XIV hereof, such Combined Group Excess Shares shall be transferred by or on behalf of the Combined Group Excess Share Holder to the Excess Share Trustee, as trustee of the Excess Share Trust, for the benefit of the Charitable Beneficiary. Until such transfer to the Excess Share Trustee, the Combined Group Excess Shares shall be held by the Combined Group Excess Share Holder in trust for the benefit of the Charitable Beneficiary in accordance with the terms of these Articles of Incorporation. From the date that such shares of Carnival Common Stock are designated as Combined Group Excess Shares, the Combined Group Excess Share Holder shall have no rights in such Combined Group Excess Shares, except as provided in section
(c), (e) or (f) below. The Excess Share Trustee may resign at any time so long as the Corporation shall have appointed a successor trustee. The Excess Share Trustee shall, from time to time, designate one or more charitable organization or organizations as the Charitable Beneficiary. More than one Excess Share Trustee may be appointed to hold the Combined Group Excess Shares in trust for one or more Charitable Beneficiaries.

     (b) Dividend Rights. Combined Group Excess Shares shall be entitled to the same dividends and other distributions determined as if the designation of Combined Group Excess Shares had not occurred. Any dividend or distribution made or paid on or after the date such shares of Carnival Common Stock are designated as Combined Group Restricted Shares and prior to the designation of such shares of Carnival Common Stock as Combined Group Excess Shares shall be repaid to the Excess Share Trust upon demand. Any dividend or distribution declared but unpaid or not made shall be paid to the Excess Share Trust. All dividends received or other income earned by the Excess Share Trust shall be paid over to the Charitable Beneficiary.

     (c) Rights Upon Liquidation. Notwithstanding the fact that Combined Group Excess Shares are held in trust for a Charitable Beneficiary, upon Liquidation of the Corporation, the Combined Group Excess Share Holder shall receive (if it has not already received consideration for such shares pursuant to section (e) or (f) below), for each Combined Group Excess Share, the amount per share of any distribution made upon Liquidation with respect to Carnival Common Stock generally, less any costs and expenses incurred by the Corporation, the Excess Share Trustee and the Charitable Beneficiary in connection with the transfer of the Combined Group Excess Shares to the Excess Share Trustee and the holding of such shares by the Excess Share Trustee.

     (d) Voting Rights.

          (1) The Excess Share Trustee shall be entitled, but shall not be required, to vote the Combined Group Excess Shares on behalf of the Charitable Beneficiary on any matter. Subject to Panamanian law, any vote cast by a Combined Group Excess Share Holder with respect to the Combined Group Excess Shares prior to the designation of such shares as Combined Group Restricted Shares will be rescinded ab initio; provided, however, that if the Corporation has already taken irreversible action with respect to a merger, reorganization, sale of all or substantially all the assets, dissolution of the Corporation or other action by the Corporation, then the vote cast by the Combined Group Excess Share Holder shall not be rescinded. The purported owner of the Combined Group Excess Shares will be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Combined Group Excess Shares for the benefit of the Charitable Beneficiary.

          (2) Notwithstanding the provisions of these Articles of Incorporation, until the Corporation has received notification that Combined Group Excess Shares have been transferred into an Excess Share Trust, the Corporation shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

     (e) Transfer of Combined Group Excess Shares.

          (1) Combined Group Excess Shares shall be transferable only as provided in this section (e). At the direction of the Board of Directors, the
Excess Share Trustee shall transfer the Combined Group Excess Shares held in the Excess Share Trust to a person or persons (including, without limitation, the Corporation under section (f) below) whose ownership of such Carnival Common Stock would not result in a designation of any Carnival Common Stock as Combined Group Restricted Shares pursuant to section (a) or (b) of Article XIV, within 180 days after the later of (i) the date of the event that resulted in such shares being designated as Combined Group Restricted Shares pursuant to section
(a) or (b) of Article XIV, and (ii) the date that the Board of Directors determines or is notified that an event resulting in Combined Group Restricted Shares has occurred. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate, the designation of such Carnival Common Stock as Combined Group Excess Shares shall thereupon cease and a payment shall be made to the Combined Group Excess Share Holder as described below. The Combined Group Excess Share Holder shall receive a payment from the Excess Share Trustee that reflects a price per share of Combined Group Excess Shares equal to the price per share received by the Excess Share Trustee upon such transfer, less any costs and expenses incurred by the Corporation, the Excess Share Trustee upon such transfer and the Charitable Beneficiary in connection with the transfer of the Combined Group Excess Shares to the Excess Share Trustee, the holding of such shares by the Excess Share Trustee and the transfer of such shares in accordance with this section (e).

          (2) Notwithstanding the foregoing, if the provisions of this section
(e) are determined to be void or invalid by virtue of any applicable law, then the Combined Group Excess Share Holder may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Corporation in acquiring or holding such Combined Group Excess Shares and to hold such Combined Group Excess Shares on behalf of the Corporation.

     (f) Purchase Right in Combined Group Excess Shares. Combined Group Excess Shares shall be deemed to have been offered for sale by the Excess Share Trustee to the Corporation, or its designee, at a price per Combined Group Excess Share equal to the Market Price of the Carnival Common Stock on the date that the Corporation acquires the Combined Group Excess Shares, less any costs and expenses incurred by the Corporation, the Excess Share Trustee and the Charitable Beneficiary in connection with the transfer of the Combined Group Excess Shares to the Excess Share Trustee, the holding of such shares by the Excess Share Trustee and the transfer of such shares in accordance with this section (f). The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the event that resulted in such shares being designated as Combined Group Restricted Shares pursuant to section (a) or (b) of Article XIV, and (ii) the date the Board of Directors determines in good faith that an event resulting in Combined Group Restricted Shares has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to section (d) of Article XIV.

     (g) Underwritten Offerings. The provisions of Articles XIV and XV shall not apply to the acquisition of Carnival Common Stock or rights, options or warrants for, or securities convertible into, Carnival Common Stock by an underwriter in a public offering or placement agent in a private offering; provided, that the underwriter or placement agent makes a timely distribution of such Carnival Common Stock or rights, options or warrants for, or securities convertible into, Carnival Common Stock such that, after the distribution, such underwriter or placement agent does not hold or exercise voting control over Ordinary Shares equal to or in excess of the Combined Group City Code Limit.

     (h) Applicability of Ownership Limit and Combined Group City Code Limit. Notwithstanding anything in these Articles to the contrary, in the event of any occurrence that results in Carnival Common Stock being designated as both Excess Shares pursuant to Article XII and Combined Group Restricted Shares pursuant to
Article XIV, such Shares shall be designated as Excess Shares and not Combined Group Excess Shares.

     (i) Voting Control. For purposes of Articles XIV and XV: (i) references to holding or acquiring shares will also be deemed to include holding or acquiring voting control over shares; (ii) a person will be deemed to have voting control over shares if such person has the power to direct the voting of such shares;
(iii) a person will be deemed to acquire shares upon the occurrence of any event which results in such person Acting in Concert with another person with respect to such other person's shares; and (iv) for the avoidance of doubt, for purposes of calculating the voting power held by a person, any voting power represented by the P&O Princess Special Voting Share or the Carnival Special Voting Share shall be ignored.

                                  ARTICLE XVI
                           Dividends and Distributions

     (a) Subject to the Equalization Agreement and the provisions of these Articles of Incorporation, the Corporation shall not pay or make any Distribution in cash unless P&O Princess also pays or makes a Distribution in cash at approximately the same time and the ratio of the Equalized Distribution Amount so paid or made by the Corporation to the Equalized Distribution Amount so paid or made by P&O Princess (converted, if applicable, at the Applicable Exchange Rate for such Distributions and rounded to five decimal places) equals the Equalization Ratio in effect on the Distribution Determination Date for such Distributions (each, an "Equivalent Distribution").

     (b) The Corporation shall not declare or otherwise become obligated to pay or make a Distribution in cash unless (i) on the date on which such declaration is made or such obligation is created, P&O Princess has sufficient Distributable Reserves to make an Equivalent Distribution with respect to such Distribution or
(ii) the Corporation agrees to pay, and does pay, to P&O Princess (before P&O Princess pays or makes such Distribution) the minimum amount required by P&O Princess so that it will have sufficient Distributable Reserves to pay or make such an Equivalent Distribution. Notwithstanding compliance with the preceding sentence, if P&O Princess shall have declared or otherwise become obligated to pay or make an Equivalent Distribution and does not have sufficient Distributable Reserves to pay or make such Equivalent Distribution when due, then the Corporation shall pay to P&O Princess the minimum amount required by P&O Princess so that P&O Princess will have sufficient Distributable Reserves to pay or make such Equivalent Distribution; provided, however, that if the Corporation does not have sufficient Distributable Reserves to pay or make in full both the Equivalent Distribution that it declared or became obligated to make and the payment required by this sentence, then (i) the Corporation shall only pay or make the portion of that Equivalent Distribution (and any related payment that would have been required by this sentence in respect of such portion if it were the entire Equivalent Distribution that the Corporation had declared or became obligated to make) that it can make out of its Distributable Reserves, and (ii) P&O Princess shall only pay or make the portion of its Equivalent Distribution that it can make out of its Distributable Reserves following receipt of such payment.

     (c) For purposes of section (b) above, any amount the Corporation is required to pay to P&O Princess shall be determined after taking into account all Taxes payable by, and all Tax credits of, the Corporation and P&O Princess with respect to the payment or receipt of such payment and any such payment may be made on the Equalization Share, if any, issued by the Corporation if both the Board of Directors and the P&O Princess Board deem it appropriate.

     (d) The Board of Directors shall:

          (1) insofar as is practicable in relation to any proposed cash Distribution, cooperate with the P&O Princess Board to agree the amount of the Equivalent Distribution to be paid by the Corporation and P&O Princess;

          (2) determine to pay or recommend to pay Equivalent Distributions at Board of Directors meetings convened as close in time to those similarly convened by the P&O Princess Board as is practicable;

          (3) cooperate with the P&O Princess Board to announce and pay Equivalent Distributions simultaneously or as close in time as practicable;

          (4) ensure that the record dates for receipt of the Equivalent Distribution, in respect of the Corporation and P&O Princess, are on the same date; and

          (5) generally coordinate with the P&O Princess Board the timing of all other aspects of the payment or making of Equivalent Distributions.

                                  ARTICLE XVII
                                   Liquidation

     (a) In the event of a voluntary or involuntary Liquidation of the Corporation, the Corporation will, subject to subsection (b) below, make such payments or take such other actions required to ensure that the holders of Carnival Common Stock and P&O Princess Ordinary Shares would, had each of the Corporation and P&O Princess gone into Liquidation on the same date, be entitled to receive a Liquidation Distribution which is equivalent on a per share basis in accordance with the Equalization Ratio then in effect and having regard to the Liquidation Exchange Rate, but disregarding any shareholder Tax or Tax Benefit.

     (b) To establish the amount payable under section (a) above, each of the Corporation and P&O Princess will determine the amount of assets (if any) it will have available for distribution in a Liquidation on the date of the Liquidation (or notional date of Liquidation) to holders of Carnival Common Stock or P&O Princess Ordinary Shares, as the case may be, after payment of all debts and other financial obligations, including any Tax costs associated with the realization of any assets on a Liquidation and any payments due with respect to any securities ranking in preference to the Carnival Common Stock or the P&O Princess Ordinary Shares, as the case may be (each such amount, the "Net Assets"). To the extent that the Net Assets of the Corporation or P&O Princess would enable such company to make a Liquidation Distribution to the holders of Carnival Common Stock or P&O Princess Ordinary Shares, as the case may be, that is greater than the Liquidation Distribution that the other company could pay from its Net Assets to the holders of its Ordinary Shares, adjusting such comparative Liquidation Distribution in accordance with the Equalization Ratio then in effect and having regard to the Liquidation Exchange Rate, but disregarding any shareholder Tax (including any withholding Tax required to be deducted by the company concerned) or Tax Benefit, then, subject to subsection
(c) below, such company will make a balancing payment (or take any other action described in subsection (d) below) in such amount as will ensure that both companies can make equivalent Liquidation Distributions to the holders of their Ordinary Shares in accordance with the then existing Equalization Ratio and having regard to the Liquidation Exchange Rate, but ignoring any shareholder Tax (including any withholding Tax required to be deducted by the company concerned) or Tax Benefit; provided that neither the Corporation nor P&O Princess need make a balancing payment (or take any other action) as described in this subsection
(b) if it would result in neither the holders of Carnival Common Stock nor the holders of P&O Princess Ordinary Shares being entitled to receive any Liquidation Distribution at all.

     (c) For purposes of subsection (b) above, any amount a company is required to pay the other company shall be determined after taking into account all Taxes payable by, and all Tax credits, losses or deductions of, the Corporation and P&O Princess with respect to the payment or receipt of such payment and any such payment may be made on the Equalization Share, if any, issued by the paying party if both the Board of Directors and the P&O Princess Board deem it appropriate.

     (d) In giving effect to the principles regarding a Liquidation of the Corporation and/or P&O Princess described above, the Corporation shall take such action as may be required to give effect to such principles, which may include:

          (i) making a payment (of cash or in specie) to P&O Princess in accordance with the provisions of the Equalization Agreement;

          (ii) issuing shares (which may include the Equalization Share) to P&O Princess or to holders of P&O Princess Ordinary Shares and making a distribution or return on such shares; or

          (iii) taking any other action that the Board of Directors and the P&O Princess Board shall both consider appropriate to give effect to such principles provided that any action other than a payment of cash by one company to the other company shall require the prior approval of both the Board of Directors and the P&O Princess Board.

                                  ARTICLE XVIII
                                     Pairing

     (a) For so long as the P&O Princess SVT Shares and the Carnival Common Stock remain outstanding:

          (i) the P&O Princess SVT Shares and the shares of Carnival Common Stock shall not be represented by separate instruments but shall be represented by certificates representing the shares of Carnival Common Stock, which shall also represent the P&O Princess SVT Shares;

          (ii) each share of Carnival Common Stock shall not be transferred without the corresponding P&O Princess SVT Share; and

          (iii) upon each issuance of additional shares of Carnival Common Stock by the Corporation, once the P&O Princess Trustee authorizes and issues a number of additional P&O Princess SVT Shares to the Corporation equal to the number of shares of Carnival Common Stock to be issued by the Corporation, the Corporation shall cause the shares of Carnival Common Stock to be issued together with the P&O Princess SVT Shares, which P&O Princess SVT Shares shall be represented by the certificates representing such shares of Carnival Common Stock.

     (b) Each certificate representing shares of Carnival Common Stock issued after the Amendment Date shall:

          (i) subject to the other provisions of this Article XVIII, take the form of the certificate representing shares of Carnival Common Stock as of immediately prior to the Amendment Date;

          (ii) bear the following legend: "THIS CERTIFICATE ALSO REPRESENTS A NUMBER OF SHARES OF BENEFICIAL INTEREST ("TRUST SHARES") IN THE P&O PRINCESS SPECIAL VOTING TRUST, A TRUST FORMED UNDER THE LAWS OF [____________] ("P&O PRINCESS TRUST"), EQUAL TO THE NUMBER OF SHARES OF COMMON STOCK OF CARNIVAL CORPORATION (THE "CARNIVAL COMMON STOCK") REPRESENTED BY THIS CERTIFICATE. THE TRUST SHARES EACH REPRESENT A FRACTIONAL, UNDIVIDED INTEREST IN THE TRUST PROPERTY (INCLUDING A SPECIAL VOTING SHARE ISSUED BY P&O PRINCESS CRUISES PLC) THAT IS HELD IN THE P&O PRINCESS TRUST. THE TRUST SHARES ARE REPRESENTED BY THIS CERTIFICATE PURSUANT TO THE TERMS OF A SPECIAL VOTING TRUST AGREEMENT ESTABLISHING P&O PRINCESS TRUST, DATED AS OF [ ], 2003 BETWEEN CARNIVAL CORPORATION AND [ ], AS TRUSTEE (THE "SPECIAL VOTING TRUST AGREEMENT") AND A PAIRING AGREEMENT AMONG CARNIVAL CORPORATION, P&O PRINCESS TRUST AND [TRANSFER AGENT], DATED AS OF [ ], 2003 (THE "PAIRING AGREEMENT"), AND THE TRUST SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED TOGETHER WITH THE CARNIVAL COMMON STOCK PURSUANT TO THE PAIRING AGREEMENT. THE TRUST AND THE TRUST SHARES ARE SUBJECT TO AND THE TRUST SHARES ARE ISSUED PURSUANT TO, THE SPECIAL VOTING TRUST AGREEMENT. BY ACCEPTING THE TRUST SHARES REPRESENTED BY THIS CERTIFICATE, THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND BY THE PROVISIONS OF THE SPECIAL VOTING TRUST AGREEMENT. COPIES OF THE PAIRING AGREEMENT AND THE SPECIAL VOTING TRUST AGREEMENT MAY BE OBTAINED FROM CARNIVAL CORPORATION BY CONTACTING [APPROPRIATE CARNIVAL CONTACT PERSON]"; and

          (iii) be in a form that complies with all Applicable Regulations.

     (c) Upon the conversion or exercise of any securities convertible into shares of Carnival Common Stock or any rights, options or warrants to purchase shares of Carnival Common Stock (collectively, "Derivative Securities"), which were issued by the Corporation prior to the Amendment Date, once the P&O Princess Trustee has authorized and issued to the Corporation a number of the P&O Princess Trustee Shares equal to the number of shares of Carnival Common Stock the exercising or converting holder of such

Derivative Securities is entitled to receive upon such exercise or conversion, the Corporation shall issue to the exercising or converting holder of such Derivative Securities a certificate or certificates representing the number of shares of Carnival Common Stock that such holder is entitled to receive upon such exercise or conversion, which certificate or certificates shall also represent an equivalent number of P&O Princess SVT Shares in accordance with the terms of the Pairing Agreement and of the P&O Princess SVT Agreement.

     (d) After the Amendment Date, after the P&O Princess Trustee has taken such action (including, without limitation, the authorization and issuance of additional P&O Princess SVT Shares to the Corporation) as is required to be taken by it to effect the issuance of P&O Princess SVT Shares as contemplated herein, represented by the certificates representing the shares of Carnival Common Stock issuable upon conversion or exercise of such Derivative Securities, the Corporation shall (i) take all actions as may be necessary to permit the P&O Princess Trustee to effect such action and (ii) upon conversion or exercise of such Derivative Securities, issue to the exercising or converting holder of such Derivative Securities a certificate or certificates representing the number of shares of Carnival Common Stock that such holder is entitled to receive upon such exercise or conversion, which certificate or certificates shall also represent an equivalent number of P&O Princess SVT Shares in accordance with the terms of the Pairing Agreement and of the P&O Princess SVT Agreement.

                                  ARTICLE XIX
                                    Domicile

     The domicile of the Corporation shall be in Panama City, Republic of Panama. However, the Corporation may, as provided for by the Board of Directors, engage in business and establish branches and keep its files and assets anywhere in the world. Likewise, the Corporation may change its domicile of incorporation and continue to exist under the laws or jurisdiction of another country, if authorized by a resolution of the shareholders of the Corporation or of the Board of Directors.

                                   ARTICLE XX
                             Directors and Officers

     The names and addresses of the directors and officers of the Corporation in office as of the date hereof are as follows:

     Name                       Address                        Office
---------------------  ------------------------------  ------------------------------------------
Micky Arison           3655 N.W. 87 Avenue             Director, Chairman of the Board and
                       Miami, Florida 33178            Chief Executive Officer

Richard G. Capen, Jr.  6077 San Elijo                  Director
                       Rancho Santa Fe,
                       California 92067

     Name                       Address                        Office
---------------------  ------------------------------  ------------------------------------------
Robert H. Dickinson    3655 N.W. 87 Avenue             Director, President and Chief
                       Miami, Florida 33178            Operating Officer - Carnival Cruise
                                                       Lines

Arnold W. Donald       3655 N.W. 87 Avenue             Director
                       Miami, Florida 33178
Pier L. Foschi         3655 N.W. 87 Avenue Miami,      Director, Chairman and Chief Executive
                       Florida 33178                   Officer - Costa Crociere S.p.A

Howard S. Frank        3655 N.W. 87 Avenue             Director, Vice Chairman of the Board
                       Miami, Florida 33178            and Chief Operating Officer

Baroness Hogg          [                ]              Director

A. Kirk Lanterman      300 Elliott Avenue West         Director, Chairman of the Board and
                       Seattle, Washington 98119       Chief Executive Officer - Holland
                                                       America Line - Westours Inc.

Sir John Parker        [                ]              Director

Peter G. Ratcliffe     [                ]              Director

Modesto A. Maidique    Florida International           Director
                       University
                       Office of the President
                       University Park Campus
                       Miami, Florida 33199

Stuart S. Subotnick    215 East 67th Street            Director
                       New York, New York 10021

Uzi Zucker             245 Park Avenue                 Director
                       New York, New York 10167

Richard D. Ames        3655 N.W. 87 Avenue Miami,      Senior Vice President - Audit Services
                       Florida 33178

Gerald R. Cahill       3655 N.W. 87 Avenue             Senior Vice President Finance and
                       Miami, Florida 33178            Chief Financial Officer

Pamela C. Conover      3655 N.W. 87 Avenue             President and Chief Operating Officer,
                       Miami, Florida 33178            Cunard Line Limited

Kenneth D. Dubbin      3655 N.W. 87 Avenue Miami,      Vice President - Corporate Development
                       Florida 33178

Ian Gaunt              3655 N.W. 87 Avenue Miami,      Senior Vice President - International
                       Florida 33178

     Name                       Address                        Office
---------------------  ------------------------------  ------------------------------------------
Lowell Zemnick         3655 N.W. 87 Avenue             Vice President and Treasurer
                       Miami, Florida 33178
Arnaldo Perez          3655 N.W. 87 Avenue             Senior Vice President, General Counsel
                       Miami, Florida 33178            and Secretary

                                  ARTICLE XXI
                                  Miscellaneous

     (a) Ambiguity. In the case of an ambiguity in the application of any of the provisions of these Articles of Incorporation, including any definition contained in Article XXI hereof, the Board of Directors shall have the power to determine the application of the provisions of these Articles of Incorporation with respect to any situation based on the facts known to them.

     (b) Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of these Articles of Incorporation.

     (c) Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

     (d) No Trust Business. Notwithstanding anything to the contrary included in these Articles of Incorporation, the creation and continued existence of the Excess Share Trust may not be regarded as constituting the exercise by the Excess Share Trustee of trust business in Panama in violation of the trust laws of Panama.

                                  ARTICLE XXII
                                   Definitions

     For purposes of these Articles of Incorporation, except where the context otherwise requires, the following terms shall have the following meanings:

     "Acting in Concert" shall have the same meaning as it has in the City Code; provided that, notwithstanding anything to the contrary, none of (x) the Arison Group, (y) the Carnival Group or (z) the P&O Princess Group (each, a "Non-Concert Group"), shall be deemed to be Acting in Concert with any other Non-Concert Group for the purpose of these Articles of Incorporation.

     "Amendment Date" shall mean [.], 2003.

     "Applicable Exchange Rate" shall mean, in relation to any proposed Distributions by the Corporation and P&O Princess in relation to which a foreign exchange rate is required, the average of the closing mid-point spot U.S. dollar-sterling exchange rate on the five Business Days ending on the Business Day before the Distribution Determination Date relating to such Distributions (as shown in the London edition of the Financial Times, or such other point of reference as the parties shall agree), or such other spot U.S. dollar-sterling exchange rate or average U.S. dollar-sterling exchange rate as at such other date (or over such other period) before a Distribution Determination Date as the Board of Directors and the P&O Princess Board shall agree, in each case rounded to five decimal places.

     "Applicable Regulations" shall mean (a) any law, statute, ordinance, regulation, judgment, order, decree, license, permit, directive or requirement of any Governmental Agency having jurisdiction over the Corporation and/or P&O Princess; and (b) the rules, regulations, and guidelines of (i) any stock exchange or other trading market on which any shares or other securities or depositary receipts representing such shares or securities of either the Corporation or P&O Princess are listed, traded or quoted; and (ii) any other body with which entities with securities listed or quoted on such exchanges customarily comply (but, if not having the force of law, only if compliance with such directives, requirements, rules, regulations or guidelines is in accordance with the general practice of persons to whom they are intended to apply), in each case for the time being in force and taking into account all exemptions, waivers or variations from time to time applicable (in particular situations or generally) to the Corporation or, as the case may be, P&O Princess.

     "Arison Group" shall mean each of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses or children or lineal descendants of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, any trust established by Theodore Arison, any trust established for the benefit of any Arison family member mentioned in this definition, or any "person" (as such term is used in Section 13(d) or 14(d) of the US Securities Exchange Act of 1934, directly or indirectly, controlling, controlled by or under common control with any Arison family member mentioned in this paragraph or any trust established for the benefit of any such Arison family member or any charitable trust or non-profit entity established by a member of the Arison Group but excluding (for the avoidance of doubt) Carnival or P&O Princess or any of their respective Subsidiaries or affiliates.

     "Articles of Incorporation" shall mean the articles of incorporation of the Corporation, as amended from time to time.

     "Associated Tax Credit" shall mean, in relation to any Distribution proposed to be made by either the Corporation or P&O Princess, the amount of any imputed or associated Tax credit or rebate or exemption (or the value of any other similar associated Tax Benefit) which would be available to a shareholder receiving or entitled to receive the Distribution, together with the amount of any credit or benefit in respect of any Tax required to be deducted or withheld from the Distribution by or on behalf of the paying company.

     "beneficial ownership" shall mean beneficial ownership as determined under Rule 13d-3 under the U.S. Securities Exchange Act of 1934, and the terms "beneficially own" and "beneficially owned" shall have the correlative meanings.

     "Beneficial Ownership" shall mean ownership of Shares by a Person who would be treated as the owner of such Shares directly, indirectly or constructively, as determined for purposes of Section 883(c)(3) of the Code and the regulations promulgated thereunder, and shall include any Shares Beneficially Owned by any other Person who is a "related person" with respect to such Person through the application of Section 267(b) of the Code, as modified in any way for the purposes of Section 883(c)(3) of the Code and the regulations promulgated thereunder. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

     "Board of Directors" or "Board" shall mean the board of directors of the Corporation (or a duly authorised committee of the board of directors of the Corporation) from time to time.

     "Business Day" shall mean, for purposes of the definitions of "Applicable Exchange Rate" and "Liquidation Exchange Rate" only, any day other than a Saturday, Sunday or day on which banking institutions in the cities of both New York and London are authorized or obligated by law or executive order to close in the United States or England (or on which such banking institutions are open solely for trading in euros).

     "By-Laws" shall mean the by-laws of the Corporation, as from time to time amended.

     "Carnival Common Stock" shall mean issued and outstanding shares of Common Stock from time to time, as the same may be subdivided or consolidated from time to time and any shares of capital stock into which such Common Stock may be reclassified, converted or otherwise changed, excluding the Carnival Special Voting Share and the Carnival Equalization Share and, except with respect to any voting rights and rights on a Liquidation as described in Article V(e), shall include the Disenfranchised Carnival Common Stock.

     "Carnival Deed of Guarantee" shall mean the deed of guarantee dated as of [.], 2003, between the Corporation and P&O Princess pursuant to which the Corporation guarantees certain obligations of P&O Princess for the benefit of certain future creditors of P&O Princess, as amended from time to time.

     "Carnival Entrenched Articles" shall mean section (a) (2), (c), (d) and (e) of Article V, sections (b) and (d) of Article X, Article XIV, Article XV,
Article XVI and Article XVII and the definitions referred to therein.

     "Carnival Entrenched By-Laws" shall mean the following sections of the By-Laws 2.06, 2.08(b), 2.10, 2.15, 2.16, 2.17, 2.18, 2.19, 2.20, 3.03(a),
3.03(b), 3.07, 3.19, 3.20 and 5.03 and the definitions referred to therein.

     "Carnival Entrenched Provisions" shall mean the Carnival Entrenched Articles and the Carnival Entrenched By-Laws.

     "Carnival Equivalent Number" means the number of shares of Carnival Common Stock that have the same rights to distributions of income and capital and voting rights as one P&O Ordinary Share. Initially, the Carnival Equivalent Number shall be 0.30040, but it shall adjust as provided in Clause 4 of the Equalization Agreement and the Schedule thereto. In all cases, the Carnival Equivalent Number shall be rounded to five decimal places;

     "Carnival Group" shall mean the Corporation and its Subsidiaries and associated undertakings from time to time, and a member of the Carnival Group means any one of them.

     "Carnival Special Voting Share" shall mean the special voting share, par value $.01 per share, of the Corporation.

     "Carnival SVC" shall mean the holder, from time to time, of the Carnival Special Voting Share.

     "Carnival SVC Owner" shall mean the holder, from time to time, of the equity interests in Carnival SVC.

     "Charitable Beneficiary" shall mean the organization or organizations described in Section 170(c)(2) and 501(c)(3) of the Code selected by the Excess Share Trustee.

     "City Code" shall mean the United Kingdom City Code on Takeovers and Mergers, as amended from time to time (including any supplemental or replacement Applicable Regulations), and including any actions required, or approved, by any relevant governing or supervisory body with authority in relation to the United Kingdom City Code on Takeovers and Mergers (or any replacement).

     "Class Rights Action" shall mean the following actions:

          (1) the voluntary Liquidation of the Corporation or P&O Princess for which the approval of shareholders of the Corporation is required by Applicable Regulations or proposed other than a voluntary Liquidation of both P&O Princess and the Corporation at or about the same time with the purpose or effect of no longer continuing the operation of the businesses of the companies as a combined going concern and not as part of a scheme, plan, transaction or series of related transactions the primary purpose or effect of which is to reconstitute all or a substantial part of such businesses in one or more successor entities;

          (2) the sale, lease, exchange or other disposition of all or substantially all of the assets of either P&O Princess or the Corporation, other than in a bona fide commercial transaction undertaken for a valid business purpose in which such company receives consideration with a fair market value reasonably equivalent to the assets disposed of and not as part of a scheme, plan, transaction or series of related transactions the primary purpose or effect of which is to collapse or unify the DLC Structure.

          (3) any adjustment to the Equalization Ratio, otherwise than in accordance with the provisions of the Equalization Agreement;

          (4) except where specifically provided for in such agreements, any amendment to the terms of, or termination of, the Equalization Agreement, the SVE Special Voting Deed, the Carnival Deed of Guarantee or the P&O Princess Deed of Guarantee (including, for the avoidance of doubt, the voluntary termination of either Deed of Guarantee);

          (5) any amendment to, removal or alteration of the effect of (which shall include the ratification of or any breach of) any Carnival Entrenched Provision or any P&O Princess Entrenched Provision;

          (6) any amendment to, removal or alteration of the effect of (which shall include the ratification of any breach of) Article XII or XIII of the Articles of Incorporation that would cause, or at the time of implementation would be reasonably likely to cause, an Exchange Event described in clause (a) of the definition thereof in the P&O Princess Articles to occur; and

          (7) the doing of anything which the Board of Directors and the P&O Princess Board agree (either in a particular case or generally), in their absolute discretion, should be approved as a Class Rights Action.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

     "Combined Group" means the Corporation, P&O Princess and their respective Subsidiaries.

     "Combined Group City Code Limit" shall mean, at any time (i) with respect to any person other than a Significant Combined Group Holder (or persons Acting in Concert) such Ordinary Shares (which may include either or both of Carnival Common Stock or P&O Princess Ordinary Shares) representing, in aggregate and after giving effect to the Equalization Ratio, the right to cast 30% of the votes on a Joint Electorate Action from time to time, or (ii) with respect to a Significant Combined Group Holder only, any further Ordinary Shares (which may include either or both of Carnival Common Stock or P&O Princess Ordinary Shares) which increase that person's percentage of votes which could be cast on a Joint Electorate Action from time to time.

     "Combined Group Excess Share Holder" shall mean the holder of Combined Group Excess Shares as of the date such shares of Carnival Common Stock were designated as Combined Group Excess Shares pursuant to section (c) of
Article XIV.

     "Combined Group Excess Shares" shall mean Carnival Common Stock designated as such pursuant to section (c) of Article XIV.

     "Combined Group Restricted Shares" shall mean Carnival Common Stock designated as such pursuant to sections (a) or (b) of Article XIV.

     "Common Stock" shall mean the nominative common stock, par value $.01 per share, of the Corporation.

     "Corporation" shall mean Carnival Corporation, a corporation organized and existing in accordance with the laws of the Republic of Panama.

     "Corporation Law" shall mean the Corporation Law of the Republic of Panama.

     "Derivative Securities" shall have the meaning given in Article XVIII(c).

     "Disenfranchised Carnival Common Stock" has the meaning given to it in
Article V(e).

     "Distributable Reserves" shall mean, with respect to any Distribution by the Corporation or P&O Princess, the total funds available to such company which it is permitted to use to pay or make such Distribution under Applicable Regulations relating to the Corporation or P&O Princess, as the case may be.

     "Distribution" shall mean, in relation to the Corporation or P&O Princess, any dividend or other distribution, whether of income or capital, and in whatever form, made by such company or any of its Subsidiaries to the holders of such company's Ordinary Shares by way of pro rata entitlement, excluding any Liquidation Distribution or buy back or repurchase or cancellation of Ordinary Shares.

     "Distribution Determination Date" shall mean, with respect to any parallel Distributions to be made by the Corporation and P&O Princess, the date on which the Board of Directors and the P&O Princess Board resolve to pay or make such parallel Distributions (or if they resolve on different dates to pay or make such parallel Distributions, the later of those dates).

     "Equalization Agreement" shall mean the Equalization and Governance Agreement, dated as of [.], 2003, between the Corporation and P&O Princess, as the same may be amended or modified from time to time in accordance with its terms.

     "Equalization Ratio" shall mean the ratio of (i) one P&O Princess Ordinary Share to (ii) the Carnival Equivalent Number;

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

     "Equalization Share" shall mean, in relation to the Corporation, any share designated as an Equalization Share in the Corporation from time to time by the Board and, in relation to P&O Princess, the Equalization Share of (pound)50,000 in the capital of P&O Princess.

     "Equalized Distribution Amount" shall mean, in relation to either the Corporation or P&O Princess, the amount of any Distribution proposed to be paid or made by such company at any particular time on its Ordinary Shares, before deduction of any amount in respect of Tax required to be deducted or withheld from such Distribution by or on behalf of such company and excluding the amount of any Associated Tax Credit, all such amounts being expressed in the currency of declaration and on a per share basis.

     "Equivalent Distribution" shall have the meaning set forth in section (a) of Article XVI.

     "Equivalent Resolution" shall mean a resolution of either the Corporation or P&O Princess that is equivalent in nature and effect to a resolution of the other company.

     "Excess Shares" shall mean Shares resulting from an event described in section (b) of Article XII.

     "Excess Share Trust" shall mean a trust created pursuant to Article XIII or
Article XV hereof, as applicable.

     "Excess Share Trustee" shall mean a Person, who shall be unaffiliated with the Corporation, any Purported Beneficial Transferee, any Purported Record Transferee and any Combined Group Excess Share Holder, appointed by the Board of Directors as the trustee of the Excess Share Trust.

     "Existing Holders" shall mean (i) any member of the group of Persons that jointly filed the Schedule 13D with the United States Securities and Exchange Commission on November 22, 1999, with respect to the beneficial ownership of shares of Carnival Common Stock and (ii) any Permitted Transferee.

     "Governmental Agency" shall mean a court of competent jurisdiction or any government or governmental, regulatory, self regulatory or administrative authority, agency, commission, body or other governmental entity and shall include without limitation any relevant competition authorities, the UK Panel on Takeovers and Mergers, the London Stock Exchange, the UK Listing Authority, the U.S. Securities and Exchange Commission and the New York Stock Exchange.

     "Joint Electorate Action" shall have the meaning set forth in the Corporation's By-Laws.

     "Liquidation" shall mean, with respect to the Corporation or P&O Princess, any liquidation, winding up, receivership, dissolution, insolvency or equivalent proceedings pursuant to which the assets of such company will be liquidated and distributed to creditors and other holders of provable claims against such company.

     "Liquidation Distribution" shall mean, in relation to the Corporation or P&O Princess, any dividend or other distribution per Carnival Common Stock or P&O Princess Ordinary Share, respectively, whether of income or capital and in whatever form, made or to be made by such company or any of its Subsidiaries to the holders of Carnival Common Stock or P&O Princess Ordinary Shares, as the case may be, by way of pro rata entitlement in connection with the Liquidation of such company.

     "Liquidation Exchange Rate" shall mean, as at any date, the average of the closing mid-point spot U.S. dollar-U.K. pound sterling exchange rate on the five Business Days ending on the Business Day before such date (as shown in the London Edition of the Financial Times), or such other U.S. dollar-U.K. pound sterling exchange rate as the Board of Directors and the P&O Princess Board or the P&O Princess Board and the liquidators of Carnival or the Board of Directors and the liquidators of P&O Princess or the liquidators of both P&O Princess and Carnival Corporation, as the case may be, may determine, in each case rounded to five decimal places.

     "Majority Resolution" means a resolution duly approved at a meeting of the Corporation's shareholders by the affirmative vote of a majority of all the votes cast on such resolution by all Shareholders of the Corporation entitled to vote thereon (including, where applicable, the Carnival SVC) who are present in person or by proxy at such meeting; provided that abstentions shall not be counted as votes "cast" for these purposes.

     "Mandatory Exchange " shall have the meaning set forth in the P&O Princess Articles.

     "Market Price" of any class of Shares on any date shall mean the average of the daily closing prices for any such class of Shares for the five (5) consecutive trading days ending on such date, or if such date is not a trading date, the five consecutive trading days preceding such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to any class of Shares listed or admitted to trading on the New York Stock Exchange, or if such class of Shares are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such class of Shares are listed or admitted to trading, or if such class of Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over the counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or if such class of Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such class of Shares selected by the Board of Directors.

     "Ordinary Shares" shall mean the Carnival Common Stock and/or the P&O Princess Ordinary Shares, as the context requires.

     "Other Voting Shares" shall mean, with respect to any resolution to be acted on by the shareholders of the Corporation or P&O Princess, as the case may be, such shares of capital stock of that company that are entitled to vote on such resolution at a meeting of the shareholders of such company, other than the Carnival Special Voting Share, the P&O Princess Special Voting Share and the Ordinary Shares.

     "Ownership Limit" shall mean, in the case of a Person other than an Existing Holder, Beneficial Ownership of more than four and nine tenths percent (4.9%), by value, vote or number, of any class of Shares. The Ownership Limit shall not apply to any Existing Holder or to any class of Shares exempted in accordance with the provisions of section (g) of Article XII.

     "P&O Princess" shall mean P&O Princess Cruises plc, a public limited company incorporated in England and Wales.

     "P&O Princess Articles" shall mean the articles of association of P&O Princess, as amended from time to time.

     "P&O Princess Board" shall mean the Board of Directors of P&O Princess (or a duly authorized committee of the board of directors of P&O Princess) from time to time.

     "P&O Princess Deed of Guarantee" means the guarantee dated as of January ___, 2003 between P&O Princess and the Corporation, pursuant to which P&O Princess guarantees certain obligations of the Corporation for the benefit of certain future creditors of the Corporation, as amended from time to time.

     "P&O Princess Group" means P&O Princess and its Subsidiaries from time to time, and a member of the P&O Princess Group means any one of them.

     "P&O Princess Ordinary Shares" shall have the meaning given to it in the P&O Princess Articles.

     "P&O Princess Special Voting Share" shall mean the special voting share of [(pound)1] in P&O Princess.

     "P&O Princess SVT" shall mean P&O Princess Special Voting Trust, a trust organized under the laws of __________, or such other entity as replaces it pursuant to the terms of the SVE Special Voting Deed.

     "P&O Princess SVT Agreement" shall mean the Voting Trust Agreement, establishing P&O Princess SVT, between P&O Princess Trustee and Carnival, dated as of [.] 2003, as amended from time to time.

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

     "P&O Princess SVT Shares" shall mean the shares of beneficial interest in the P&O Princess SVT.

     "P&O Princess Trustee" means [.], as trustee of P&O Princess SVT pursuant to the P&O Princess SVT Agreement (or any successor trustee appointed pursuant to Section 7.08 thereof).

     "Parallel Shareholder Meeting" shall have the same meaning as it has in the By-Laws.

     "Pairing Agreement" means the Pairing Agreement, dated as of [.], 2003, among the Corporation, the P&O Princess Trustee and [.], as transfer agent, as amended from time to time.

     "Permitted Transfer" shall mean a Transfer by an Existing Holder to any Person which does not result in the Corporation losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Code. Any such transferee is herein referred to as a "Permitted Transferee."

     "Person" shall mean a person as defined by Section 7701(a) of the Code.

     "Preferred Stock" shall mean preferred stock, par value $.01 share, of the Corporation.

     "Purported Beneficial Holder" shall mean, with respect to any event (other than a purported Transfer, but including holding Shares in excess of the Ownership Limitation on the Amendment Date) which results in Excess Shares, the Person for whom the Purported Record Holder held Shares that, pursuant to section (b) of Article XII, became Excess Shares upon the occurrence of such event.

     "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares if such Transfer had been valid under section (a) of Article XII.

     "Purported Record Holder" shall mean, with respect to any event (other than a purported Transfer, but including holding Shares in excess of the Ownership Limitation on the Amendment Date) which results in Excess Shares, the record holder of the Shares that, pursuant to section (b) of Article XII, became Excess Shares upon the occurrence of such event.

     "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Shares if such Transfer had been valid under section (a) of Article XII.

     "Qualifying Acquisition" shall mean an acquisition of Ordinary Shares consummated pursuant to a Qualifying Takeover Offer.

     "Qualifying Takeover Offer" shall mean an offer or offers to acquire Carnival Common Stock and P&O Princess Ordinary Shares (i) which are made in accordance with the City Code to the extent that the City Code applies to the Combined Group, and (ii) which (provided that compliance with the following is not inconsistent with the City Code):

     (a) are made to all holders of Carnival Common Stock and P&O Princess Ordinary Shares; or

     (b) are undertaken with respect to the Carnival Common Stock and P&O Princess Ordinary Shares at or about the same time; and

     (c) comply with all Applicable Regulations and these Articles of Incorporation and the P&O Princess Articles; and

     (d) each of the Board of Directors and the P&O Princess Board determines are equivalent to the holders of Carnival Common Stock, on the one hand, and the holders of P&O Princess Ordinary Shares, on the other hand, with respect to:

          (1) the consideration offered for such shares (taking into account exchange rates and any difference in the share price of P&O Princess Ordinary Shares and Carnival Common Stock determined by the Board of Directors and the P&O Princess Board in their sole discretion to be appropriate and taking into account the Equalization Ratio);

          (2) the information provided to such holders;

          (3) the time available to such holders to consider such offer;

          (4) the conditions to which the offers are subject; and

          (5) such other terms of the offers which the Board of Directors and the P&O Princess Board shall determine are relevant.

     "Restriction Termination Date" shall mean such date as may be determined by the Board of Directors in its sole discretion (and for any reason) as the date on which the ownership and transfer restrictions set forth in Articles XII and XIII should cease to apply.

     "Section 883 Amendment Date" means August 2, 2002.

     "Shares" shall mean shares of the Corporation of any class or classes traded on an established securities market as may be authorized and issued from time to time pursuant to Article V.

     "Significant Combined Group Holder" shall mean any person who, whether solely or together with any party or parties Acting in Concert with such person, after complying with the provisions of Articles XIV and XV, holds or exercises voting control over Ordinary Shares (which may include either or both of P&O Princess Ordinary Shares or Carnival Common Stock) representing, in aggregate and after giving effect to the Equalization Ratio, the right to cast not less than thirty percent (30%) and not more than fifty percent (50%) of the votes on a Joint Electorate Action from time to time.

     "Subsidiary" shall mean with respect to the Corporation or P&O Princess, any entity, whether incorporated or unincorporated, in which such company owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which such party otherwise has the power to direct.

     "Supermajority Resolution" means a resolution required by Applicable Regulations, these Articles of Incorporation or the By-Laws, as relevant, to be approved by a higher percentage of votes cast than required under a Majority Resolution, or where the percentage of votes in favour and against the resolution is required to be calculated by a different mechanism to that required by a Majority Resolution.

     "SVE Special Voting Deed" means the SVE Special Voting Deed, dated as of [.], 2003, by and among the Corporation, Carnival SVC, Carnival SVC Owner, P&O Princess and P&O Princess Trustee.

     "Tax" shall mean any taxes, levies, imposts, deductions, charges, withholdings or duties levied by any authority (including stamp and transaction duties) (together with any related interest, penalties, fines and expenses in connection with them).

     "Tax Benefit" shall mean any credit, rebate, exemption or benefit in respect of Tax available to any person.

     "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Shares (including (i) the granting of any option or interest similar to an option (including an option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. For purposes of this definition, whether securities or rights are convertible or exchangeable for Shares shall be determined in accordance with Sections 267(b) and 883 of the Code.

     In witness whereof, the undersigned have executed the Third Amended and Restated Articles of Incorporation of Carnival Corporation this __ day of __________, 2003.



-----------------------------------------  -------------------------------------
By:    Micky Arison                        By:     Arnaldo Perez
Title: Chairman of the Board of Directors  Title:  Secretary
       and Chief Executive Officer

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